UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest reported event):  March 9, 2011

Commission File No. 001-33399

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COMVERGE, INC.
(Exact name of registrant as specified in its charter)

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DELAWARE	22-3543611
(State or other jurisdiction of Incorporation or organization)	(I.R.S. Employer Identification No.)

5390 Triangle Parkway, Suite 300
Norcross, Georgia 30092
(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, including Area Code:  (678) 392-4954

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

On March 10, 2011, Comverge, Inc. (the “Company”) entered into an amended and restated Executive Employment Agreement with its Chief Financial Officer, Michael D. Picchi. A summary of the material terms of the amended and restated Executive Employment Agreement are set forth under Item 5.02 and are incorporated herein by reference.

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 9, 2011, the Company issued a press release announcing that Michael D. Picchi will be leading the Company’s new International Division in his new position as President of Comverge International, Ltd., and shall resign from his position as Chief Financial Officer after an orderly transition of that role.  Mr. Picchi’s resignation will become effective upon the commencement of service of his successor.  In order to focus his efforts entirely on Comverge’s International Division, Mr. Picchi also will not seek re-election to the Company’s Board of Directors upon the end of his term as director at the 2011 Annual Meeting of Stockholders, and has tendered his resignation from the Board effective as of the 2011 Annual Meeting of Stockholders.  There was no disagreement between Mr. Picchi and the Company regarding any matter relating to the Company’s operations, policies or practices.

In order to facilitate a successful transition of his duties to his successor, Mr. Picchi will maintain his role as Chief Financial Officer over the short term and aid in the transition of the position to his successor.  The Company has commenced a search for his successor.

In connection with the transition of the role of Chief Financial Officer, on March 10, 2011, the Company amended and restated the Executive Employment Agreement with Mr. Picchi dated September 29, 2009, as amended.  In addition to updating the titles and scopes of the positions described in the original Executive Employment Agreement, the Amended and Restated Executive Employment Agreement materially amends certain provisions of the original Employment Agreement with Mr. Picchi and also includes additional provisions relevant to Mr. Picchi’s new position and commitment to providing transition assistance.  The material differences between the original Executive Employment Agreement and the Amended and Restated Executive Employment Agreement are as follows:

•	The agreement amends the non-competition and non-solicitation provisions therein to be consistent with the responsibilities and nature of Mr. Picchi’s new position;

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The agreement provides that Mr. Picchi shall remain in the position of Chief Financial Officer for a period of time as determined by the Chief Executive Officer and shall assist in the transition of the Chief Financial Officer role and responsibilities to his successor, while also being President of Comverge International, Ltd.;

•	Under the agreement, Mr. Picchi shall be eligible for special compensation opportunity of the vesting of 17,513 performance-based stock options and a cash opportunity of $50,000

•	upon the successful transition and achievement of objectives related to the transition of the Chief Financial Officer role; and,

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In addition to the previously announced cash award and equity award opportunities under the Company’s 2011 Annual Incentive Plan, the agreement provides that Mr. Picchi shall be eligible for special compensation opportunities of the vesting of an aggregate total of 70,052 performance-based stock options upon the satisfaction of two separate performance goals relating to his new position.

The description of this Amended and Restated Executive Employment Agreement is a summary only and does not purport to be complete.  The Company intends to file a copy of the Amended and Restated Executive Employment Agreement as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarterly period ending March 31, 2011.

A copy of the press release announcing the above events with respect to Mr. Picchi’s transition to his new position is attached hereto as Exhibit 99.1.

Item 9.01                      Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
99.1	Press Release, dated March 9, 2011

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K and the exhibit hereto contain forward-looking statements that are made pursuant to the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements in this Current Report on Form 8-K and the exhibit hereto are not historical facts, do not constitute guarantees of future performance and are based on numerous assumptions which, while believed to be reasonable, may not prove to be accurate. These forward-looking statements include, but are not limited to the successful transition of the Chief Financial Officer position and certain assumptions upon which such forward-looking statements are based. The forward-looking statements in this Current Report on Form 8-K and the exhibit hereto do not constitute guarantees of future performance and involve a number of factors that could cause actual results to differ materially, including risks associated with Comverge’s business involving its products, the development and distribution of Comverge’s products and related services, economic and competitive factors, Comverge’s key strategic relationships, changes in regulations affecting Comverge’s business and other risks more fully described in Comverge’s most recently filed Quarterly Report on Form 10-Q and Annual Report on Form 10-K. Comverge assumes no obligation to update any forward-looking information contained in this Current Report or with respect to the announcements described herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

COMVERGE, INC.

By: /s/ R. Blake Young
Name: R. Blake Young
Title: President and Chief Executive Officer
Dated: March 15, 2011

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated March 9, 2011.